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                                                                    EXHIBIT 21


                        SUBSIDIARIES OF THE REGISTRANT



GG Terminal Management Corporation

Georgia Gulf Export Corporation

Great River Oil & Gas Corporation

GGRC Corp.

North American Plastics, Inc.